Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                                  Balance Sheet
                                 March 31, 2002
                            -----------------------
                                  (Unaudited)


ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $   4,674
   Receivables:
     Customers                                                   173,256
     Associated companies                                        101,651
     Other                                                         9,599
   Notes receivable from associated companies                       -
   Material and supplies                                           5,205
   Prepayments and other                                          31,188
                                                                --------
                                                                 325,573
                                                                --------

PROPERTY, PLANT AND EQUIPMENT:
   In service                                                      9,849
   Less: Accumulated provision for depreciation                    3,133
                                                                --------
                                                                   6,716
   Construction work in progress                                     595
                                                                --------
                                                                   7,311
                                                                --------

INVESTMENTS:
   Pension investments                                               712
   Other                                                           8,553
                                                                --------
                                                                   9,265
                                                                --------

DEFERRED CHARGES:
   Goodwill                                                       23,974
   Other                                                           8,831
                                                                --------
                                                                  32,805
                                                                --------

      TOTAL ASSETS                                             $ 374,954
                                                                ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Notes payable to associated companies                       $ 202,237
   Accounts payable
     Other                                                        85,484
     Associated companies                                        181,114
   Accrued taxes                                                   1,985
   Accrued interest                                                 -
   Other                                                          29,170
                                                                --------
                                                                 499,990
                                                                --------

CAPITALIZATION:
   Common stockholders' equity                                  (120,752)
   Long-term debt                                                   -
                                                                --------
                                                                (120,752)
                                                                --------

DEFERRED CREDITS:
   Accumulated deferred income taxes                             (21,696)
   Accumulated deferred investment tax credits                      -
   Other postretirement benefits                                   3,321
   Other                                                          14,091
                                                                --------
                                                                  (4,284)
                                                                --------

      TOTAL LIABILITIES & CAPITALIZATION                       $ 374,954
                                                                ========

                                                                   Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                               Statement of Income
                           ---------------------------
                                   (Unaudited)





                                                          Three Months
                                                              Ended
                                                          March 31,2002
                                                          -------------

REVENUES                                                    $ 837,840

EXPENSES:

   Fuel, purchased power and gas                              801,263
   Other operating expenses                                    69,309
   Provision for depreciation
      and amortization                                            507
   General taxes                                                1,451
                                                             --------
      Total expenses                                          872,530
                                                             --------

EQUITY IN SUBSIDIARY EARNINGS                                  11,401
                                                             --------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                                              (23,289)

NET INTEREST CHARGES:

   Interest expenses                                            2,253
   Capitalized interest                                           (15)
                                                             --------
      Net interest charges                                      2,238
                                                             --------

INCOME TAXES                                                  (15,104)
                                                             --------

NET INCOME/(LOSS)                                           $ (10,423)
                                                             ========